Exhibit 99.1

JLL Income Property Trust
Fully Subscribes $104 Million Diversified DST

Chicago (February4, 2025) – JLL Income Property Trust, an institutionally-managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with approximately $6.6 billion in portfolio equity and debt investments, announced today that it has fully subscribed JLLX Diversified VI, DST. The $104 million program was structured as a Delaware Statutory Trust designed to provide 1031 exchange investors the opportunity to reinvest proceeds from the sale of appreciated real estate while also deferring taxes.

JLLX Diversified VI, DST consisted of a state-of-the-art 192-unit multifamily apartment community located in an affluent submarket of Portland, OR and a grocery-anchored multi-tenant neighborhood shopping center totaling approximately 98,000 square feet located in Marietta, GA.

“We are pleased to have fully subscribed JLLX Diversified VI, DST so quickly after our last closing of JLLX Diversified V, DST,” said Drew Dornbusch, Head of JLL Exchange. “The rapid subscription of JLLX Diversified VI, DST underscores the market’s demand for institutional-quality, low-fee, 1031 solutions. Investors and financial advisors continue to embrace the tax deferral, estate planning, and diversification, afforded by the JLLX platform.”

“The apartment and grocery-anchored retail sectors continue to exhibit strong fundamentals and durable income,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “JLLX Diversified VI, DST provided access to these two resilient property sectors in an investment solution designed to allow investors to maintain their allocations to core real estate while enjoying a range of tax and estate planning benefits.”

Since its inception in 2019, JLLX has attracted more than $1.7 billion across 25 DST offerings from property owners seeking to maintain a meaningful allocation to real estate in a tax efficient manner. JLL Income Property Trust has completed 14 full cycle UPREIT transactions totaling $960 million to date.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Exchange
The JLL Exchange program offers private placements through the sale of interests in Delaware Statutory Trusts (DSTs) holding core real estate investment properties. For more information, visit www.jllexchange.com.

About JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX)
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management | Investing Today. For Tomorrow.
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages $88.2 billion of assets in private and public real estate equity and debt investments as of Q3 2024. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Alissa Schachter
LaSalle Investment Management
Telephone: +1 (312) 228-2048
Email: alissa.schachter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com